SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of November 25, 2008, by and between Vinyl Products, Inc., a corporation incorporated under the laws of the state of Nevada (the “Company”), and the Purchaser listed on the signature page hereto (the “Purchaser”).

WHEREAS:

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act"), and Rule 506 of Regulation D promulgated thereunder.

B. The Company has authorized the issuance of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

C. The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of shares of Common Stock set forth on the signature page hereto at a price of $1.00 per share.

NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

1. PURCHASE AND SALE OF COMMON STOCK.

(a) Purchase of Common Stock.

(i) Upon the execution hereof, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company the number of shares (the “Shares”) of Common Stock as is set forth on the Subscriber Information and Signature Page.

(ii) Purchase Price. The purchase price for the shares of Common Stock to be purchased by the Purchaser (the “Purchase Price”) shall be the amount set forth on such Subscriber Information and Signature Page.

(b) Form and Time of Payment; Delivery of Certificates.

(i) Simultaneous with the transmission of this Agreement to the Company, Purchaser shall deliver a check made payable to the Company in the full amount of the Purchase Price.

(ii) Promptly after receipt of the signature pages to this Agreement from Purchaser and the Purchase Price, the Company will deliver to Purchaser notice of acceptance of such the Purchaser's subscription. The Company will deliver a certificate evidencing the Shares in the name of the Purchaser to the address set forth on the signature page hereof as soon as practicable thereafter.

2. PURCHASER’S REPRESENTATIONS AND WARRANTIES.

The Purchaser represents and warrants that:

(a) No Public Sale or Distribution. The Purchaser is acquiring the Shares for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, pledging or otherwise distributing the same to any Person. and not with a view towards, or for resale in connection with, the public sale, distribution, pledge, hypothecation of or any part thereof in a manner that would violate the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to sell, pledge, hypothecate or encumber all or any portion of the Shares. As used in this Agreement, the term “Person” means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization and a government or any department or agency thereof.

(b) Purchaser Status. The Purchaser (i) has a preexisting personal or business relationship with the Company or one or more of its officers, directors, controlling persons or managers; and (ii) is an "accredited investor" as such term is defined in Annex A hereto.

(c)  Risk of Investment. The Purchaser is aware that an investment in the Shares involves a number of very significant risks and has the ability to bear the economic risks of such Purchaser's investment.

(d) Knowledge and Experience. Purchaser has such knowledge and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of such Purchaser's investment in the Shares and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(e) Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States Federal and California securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(f) No General Solicitation or Advertising. The Purchaser acknowledges that it is not purchasing the Shares as a result of or in connection with any general solicitation or general advertising, as such terms are used in Regulation D under the Securities Act.

(g) Independent Evaluation.  The Purchaser has independently evaluated the merits of its decision to purchase the Shares, and the Purchaser confirms that it has relied only on the advice of or any representations by any other Person not affiliated with the Company in making such decision.

(h) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser, including a draft of a Current Report on Form 8-K we will file with the Securities and Exchange Commission by November 26, 2008 that includes audited and pro forma financial statements as described therein. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received answers to any such questions. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser confirms that, in making a decision to invest in the Shares, he has relied exclusively on the information contained in the Offering Documents by independent investigations of the Company made by him and/or his representatives. The undersigned has not received nor has he relied upon any oral or written representations in connection with the offering of the Shares which are in any way inconsistent with the information contained herein or in the Offering Documents.

(i) No Governmental Review. The Purchaser understands that no United States agency or any other government or governmental agency has (i) passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, (ii) have such authorities passed upon or endorsed the merits of the offering of the Shares or (iii) has determined if the Offering Documents are truthful or complete.

(j) Transfer or Resale. The Purchaser understands and agrees that: (i) the Shares have not been registered under the Securities Act or any state securities laws; (ii) the Shares only may be offered, sold, assigned, pledged or otherwise transferred if they are subsequently registered or qualified under the Securities Act or an exemption from such registration or qualification requirements is available for the proposed offer, sale, transfer, assignment or pledge of any interest in the Shares; (iii) if the Purchaser seeks to transfer or sell the Shares or any interest therein, the Company will require a written opinion of counsel reasonably satisfactory to the Company that such transfer or sale is exempt from registration under the Securities Act and (iv) the Company is not obligated to recognize any transfer, sale or pledge of the Shares not in conformity with the terms of this Agreement.

(k) Legend. The Purchaser understands and agrees that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, the certificates or other instruments representing the Shares and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear a legend substantially in the form set forth below, and that the Company will make a notation on its records and give instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth and described herein:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.”

(l) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(m) Residency. For purposes of United States securities laws, the Purchaser is a resident of that jurisdiction specified on the Omnibus Signature Page.

(n) Compliance with Local Laws. Purchaser has complied with all local laws and regulations of the jurisdiction in which it is domiciled or from which it is purchasing the Shares.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Purchaser that:

(a) Organization and Qualification. The Company is duly organized and validly existing in good standing under the laws of the State of Nevada and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company or on the transactions contemplated hereby.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares, have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders in connection therewith. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Shares. The Shares have been duly authorized by the Company, and when duly issued and delivered and paid for as provided herein, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance (but not the acquisition, holding or disposition) thereof.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not (i) result in a violation of the Articles of Incorporation, Bylaws or other organizational document of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in the case of clauses (ii) and (iii), for such violations as would not be reasonably expected to have a Material Adverse Effect.

(e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof, other than notification filings under federal and state securities laws.

(f) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

(g) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors in their capacities as such, other than actions, suits, proceedings or investigations claiming damages, fines, penalties or other payments which would not have a Material Adverse Effect.

(h) No Integrated Offering. None of the Company, its affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act. None of the Company, its affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings.

(i) No Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 2 hereof and the Purchaser’s compliance with the agreements set forth therein and in Section 4 hereof, it is not necessary in connection with the offer, issuance, sale and delivery of the Shares in the manner contemplated by this Agreement to register the offer or sale of any of the Shares under the Securities Act.

4. OTHER AGREEMENTS BETWEEN THE PARTIES.

(a) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Shares in a manner which would require the registration under the Securities Act of the Shares and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act.

(b) Indemnification by Purchaser.

(i) For Certain Transfers. The Purchaser agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, affiliates, representatives, successors and assigns harmless, and to indemnify them against any and all liabilities, costs and expenses incurred by any of them as a result of any sale, transfer or disposition of the Shares or the Shares by the Purchaser in violation of any federal or state securities laws, any applicable state securities laws, any breach of this Agreement or as a result of any misrepresentation herein.

(ii) For Inaccuracy of Purchaser’s Representations and Information Provided Herein. The Purchaser acknowledges and understands that neither the offer nor sale of the Shares is being registered under the Securities Act. The Company is relying on exemptions from the registration provisions of the Securities Act and state securities laws in making the Offering. In view thereof, the Purchaser agrees to indemnify and hold the Company, its officers, director, agents, affiliates and each other person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act, and any other registered owner of the securities of the Company, harmless from and against any and all damages, losses, liabilities, costs and expenses (including all costs incurred in prosecuting such rights and reasonable attorneys' fee), which it or they may incur in investigating, preparing, or defending against any litigation commenced or threatened, or any claim whatsoever, arising out of or based upon any false representation or warranty made by the Purchaser herein or by reason of the failure of the Purchaser to fulfill any of the terms or conditions of this Agreement.

(c) Confidentiality.

(i) The Purchaser has not distributed nor will it distribute any documents received from the Company relating to the offering of the Shares or this Agreement to any person other than its advisors and representatives and shall keep confidential and shall not use the trade secrets and other non-public information provided to it by the Company or its agents in connection with the transactions contemplated hereby.

(ii)  The Company will treat all information provided to it by the undersigned as confidential. The Purchaser understands, however, that the Company may present the subscription documents to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Shares is exempt from registration under the Securities Act and applicable state securities laws. Further, the Purchaser understands that the offering is required to be reported to the Securities and Exchange Commission, NASDAQ and to various state securities and “blue sky” regulators.

5. MISCELLANEOUS.

(a) Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state courts sitting in the City of Santa Anna, California or the federal court sitting in Orange County, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

(b) Counterparts. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements among the Purchaser, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by facsimile, certified mail, return receipt requested or overnight courier by a nationally recognized courier service to the coordinates for each of the parties set forth below:

If to the Company:             Vinyl Products, Inc.
2210 South Ritchey Street
Santa Ana, California 92705
Telephone: (714) 210-8888
Facsimile: (714) 210-8831
Attn.: Gordon Knott, President

and if to the Purchaser, to its address and facsimile number set forth on the Omnibus Signature Page, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party prior to the effectiveness of such change. All notices shall be deemed to be given on the same day if delivered by facsimile, on the following business day if sent by overnight delivery or on the third business day following the date of mailing. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party shall assign any of its rights or obligations hereunder without the prior written consent of the other party.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

[Purchaser Information and Signature Pages Follow]

COMPANY SIGNATURE PAGE

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be duly executed as of the date first written above.

VINYL PRODUCTS, INC.

By:
Name: Gordon Knott
Title: President

SUBSCRIBER INFORMATION AND SIGNATURE PAGE

A. General Information

1.	Subscription for Shares.

a. Number of Shares Subscribed For:    ________________

b. Total Purchase Price Tendered:        ________________  ($1 x No. of Shares Subscribed For)
                                                                     (Make check payable to "The Vinyl Fence Company, Inc.")

c. Name(s) of Subscribers

_________________________________             Social Security Number: _______________________________

_________________________________             Social Security Number: _______________________________

2.	Principal Residence: __________________________________________________________________________

Mailing Address (if other than Principal Residence above):
_________________________________________________________________

Telephone Number: _________________             Facsimile Number: ___________________

3.	Manner of Ownership of Securities.

_____ One Individual   _____ Husband and Wife

_____ Tenants by the Entirety  _____ Tenants in Common

_____  Joint Tenants with Right of Survivorship

_____  Two or more Individuals (but not husband and wife)

B.	Relationship with Company

l.	The undersigned subscriber has either a personal or business relationship with the Company or any of its officers or directors:
_______                  _________
Yes   No

2.	Please describe the nature of such relationship and the length thereof:
________________________________________________________________
________________________________________________________________
________________________________________________________________

C.	Accredited Investor Status

l.	Please check the definition of “accredited investor,” if any, that applies to you.

☐	(a)	A natural person whose individual net worth*, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000; or

☐	(b)
A natural person who had an individual income** in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

* For purposes hereof net worth shall be deemed to include ALL of your assets, liquid or illiquid (including such items as home, furnishings, automobile and restricted securities) MINUS any liabilities (including such items as home mortgages and other debts and liabilities).

** For purposes hereof the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income.” For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investors in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

[Subscriber Signature Page Follows]

SUBSCRIBER SIGNATURE PAGE

IN WITNESS WHEREOF, the Purchaser has caused this Subscription Agreement to be duly executed as of the date first written above.

PURCHASER(S)